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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-47851, 333-47843, 333-47059, and 333-46991) of
FlexiInternational Software, Inc. of our report dated January 26, 1999, except as to Note 13 which is as of February 26, 1999 and to Note14 which is as of August 11, 1999 appearing on page F-2 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-20 of this Form 10-K.

PricewaterhouseCoopers LLP
October 25, 1999
Stamford, Connecticut